FIFTH AMENDMENT AND WAIVERS TO CREDIT AGREEMENT

FIFTH AMENDMENT AND WAIVER TO AMENDED AND RESTATED CREDIT AGREEMENT dated as of April 27, 2009 (the “Fifth Amendment”) by and among NU HORIZONS ELECTRONICS CORP., a Delaware corporation having its executive offices at 70 Maxess Road, Melville, New York (the “Borrower”), each of the lenders that is a signatory thereto identified under the caption “Lenders” on the signature pages to the Credit Agreement (as defined below) (individually, a “Lender”, and collectively, the “Lenders”), BANK OF AMERICA, N.A., a national banking association, as  Documentation Agent for the Lenders, JPMORGAN CHASE BANK, N.A., a national banking association, as Syndication Agent for the Lenders, ISRAEL DISCOUNT BANK OF NEW YORK, a New York bank, as Syndication Agent for the Lenders and CITIBANK, N.A., a national banking association, as administrative agent for the Lenders (the “Administrative Agent”).

RECITALS

The Borrower, the Lenders, the Documentation Agent, the Syndication Agents and the Administrative Agent entered into an Amended and Restated Credit Agreement dated as of January 31, 2007, as amended by a Consent and First Amendment to Credit Agreement dated as of June 6, 2007, a Second Amendment dated as of January 4, 2008, a Third Amendment dated as of May 30, 2008 and a Fourth Amendment dated August 29, 2008 (collectively, the “Credit Agreement”), pursuant to which certain financial accommodations were made available to the Borrower.

The Borrower has requested that the Lenders and the Administrative Agent modify certain of the terms set forth in the Credit Agreement and waive certain terms thereof and the Lenders and the Administrative Agent are willing to modify such terms and provide such waivers but only upon and subject to the following terms and conditions.

NOW THEREFORE, in consideration of the premises and mutual covenants and promises exchanged herein, the parties hereto mutually agree as follows:

Section 1.            Definitions.  Except as otherwise defined in this Fifth Amendment, terms defined in the Credit Agreement are used herein as defined therein.

Section 2.            Amendment.  Subject to the satisfaction of the conditions precedent specified in Section 4 below:

(A)           Section 1.1 of the Credit Agreement is hereby amended by deleting the definitions of “Borrowing Base” and “Eligible Inventory” and substituting the following therefore:

“Borrowing Base” shall mean the lesser of (i) the amount of the Total Revolving Credit Commitment or (ii) 80% of the Eligible Accounts plus the lesser of (a) 40% of the Eligible Inventory as reported on the most recent Borrowing Base Certificate delivered pursuant to Section 5.1 (12) hereof or (b) $40,000,000; provided, however, if such certificate has not been provided the Borrowing Base shall be deemed to be zero.

“Eligible Inventory” shall mean all unencumbered inventory of raw material, work in process and finished goods of the Borrower and its Domestic Subsidiaries in which the Administrative Agent has a valid and perfected first priority security interest except for End of Life Inventory, other than up to $20,000,000.00 of the value of Eligible End of Life Inventory, as each of such terms is herein defined, from time to time on hand valued at the lowest of (a) cost, (b) market value, or (c) the valuation consistent with that employed in the preparation of the financial statements of the Borrower referred to in Section 5.1 hereof.  “End of Life Inventory” shall mean inventory that the vendor of which has discontinued or declared obsolete and whose sale is final and without return privileges.  “Eligible End of Life Inventory” means End of Life Inventory located in the United States for which the Borrower or its Domestic Subsidiaries have irrevocable purchase orders to sell to creditworthy Account Debtors who are obligated to take delivery of same within two years of the date of the relevant purchase order.

(B)           Section 2.4 of the Credit Agreement is hereby amended by deleting same and substituting the following therefor:

“2.4           Interest.  Interest on each Revolving Credit Loan shall be at a per annum rate to be elected by the Borrower, in accordance with Section 2.5 hereof, and shall be either (y) a fluctuating rate equal to the Prime Rate for the period up to and including April 26, 2009 and the Prime Rate plus 1.75% for all periods after April 26, 2009 or, (z) subject to availability, Reserve Adjusted LIBOR for Interest Periods selected by the Borrower plus 1.75% for the periods up to and including April 26, 2009 and plus 3.5% for all periods after April 26, 2009 (including Interest Periods already in effect on such date).  Interest on each Prime Rate Loan shall be payable monthly in arrears to the Administrative Agent for the pro rata benefit of the Lenders, on the first Business Day of each month, commencing on the first such day to occur after the pertinent Revolving Credit Loan is made and upon payment in full thereof.  Interest on each Eurodollar Loan shall be payable to the Administrative Agent for the pro rata benefit of the Lenders in arrears (i) in the case of Eurodollar Loans with Interest Periods of three months or less, at the end of each applicable Interest Period and (ii) in the case of Eurodollar Loans with Interest Periods of more than three months, on the numerically corresponding day that falls three months after the beginning of such Interest Period and at the end of the applicable Interest Period.  Whenever the unpaid principal balance of any Revolving Credit Loan shall become due and payable (whether at the stated maturity thereof, by acceleration or otherwise) interest shall thereafter be payable, on demand, to the Administrative Agent for the pro rata benefit of the Lenders at the Involuntary Rate.  Interest on each Revolving Credit Loan shall be calculated on the basis of a year of 360 days for the actual number of days elapsed.”

(C)           Section 2.8(a) of the Credit Agreement is hereby amended by deleting same and substituting the following therefor:

“(a)           Commitment Fees. As additional compensation for the Revolving Credit Commitments, the Borrower agrees to pay to the Administrative Agent for the pro rata benefit of the Lenders a commitment fee for the Commitment Period based on the average daily unused portion of the Total Revolving Credit Commitment (without reference to the Borrowing Base) of .25% for the period up to and including April 26, 2009 and .5% for all periods commencing after April 26, 2009.”

(D)           Section 5.11 (ii) of the Credit Agreement is hereby amended deleting same and substitute the following therefore:

At all times relevant hereto the Borrower shall grant reasonable access to the Administrative Agent and/or its duly authorized representatives or agents, and cooperate fully with the Administrative Agent in any inspection of the Borrower’s and its Subsidiaries books and records and all collateral wherever located (“Field Audit”), provided that, prior to an Event of Default, such Field Audits will be limited to two in each 12 month period, provided that the second such Field Audit in any 12 month period will be at the request of the Required Lenders, and to a review of Accounts, Inventory, accounts payable, taxes and insurance of the Borrower and its Domestic Subsidiaries.

(E)           Section 6.4 of the Credit Agreement is hereby amended by deleting same and substituting the following therefor:

“6.4 Maximum Net Loss.  Not incur a net loss, except as specifically permitted, as at the end of any fiscal quarter as follows: (i) for the rolling three fiscal quarters ended 11/30/09 no cumulative net loss in excess of $1,000,000 nor more than  an individual net loss in excess of $1,250,000 in  the fiscal quarter ended 5/31/09, an individual net loss in excess of $1,000,000 for the fiscal quarter ended 8/31/09 and an individual net loss in excess of  $750,000 for the fiscal quarter ended 11/30/09, (ii) for the fiscal quarter ended 2/28/10 and for each fiscal quarter thereafter, no cumulative net loss for the rolling four fiscal quarters then ended. For the purpose of the aforesaid calculation of net loss, non cash charges related to intangible assets, including without limitation, good will impairment, which are not amortized  on a ratable basis, or otherwise in accordance with GAAP, will be excluded and not  subtracted from gross income in determining net loss.”

(F)           Section 7.1 (vi) of the Credit Agreement is hereby amended by deleting same and substituting the following therefor:

“(vi) indebtedness incurred by the Foreign Subsidiaries to institutional lenders not to exceed an aggregate of $65,000,000.00.”

(G)           Section 7.3 (vii) of the Credit Agreement is hereby deleted and the following is substituted therefor:

“(vii) investments by the Borrower and its Domestic Subsidiaries in stocks, securities or assets of Foreign Subsidiaries or loans to Foreign Subsidiaries provided that such investments and loans do not exceed an aggregate amount of $79,909,000.  In determining investments and loans for purposes of this Section, the Borrower’s investment in its Foreign Subsidiaries shall exclude retained earnings of such Foreign Subsidiaries accrued after 2/28/09 and any accounts payable of such Foreign Subsidiaries to the Borrower or its Domestic Subsidiaries incurred and payable on regular trade terms in the ordinary course of business inclusive of intercompany accounts due for accounts payable to third parties that settle at least as frequently as regular trade terms.”

(H)           Section 7.5 (iii) of the Credit Agreement is hereby amended by deleting same and substituting the following therefor:

“(iii) guarantees by the Borrower and its Foreign Subsidiaries for obligations of Foreign Subsidiaries permitted by Section 7.1 (vi) hereof provided that such guarantees are not secured by any property of the Borrower or its Domestic Subsidiaries, and, provided further, however, that the guaranteed amount pursuant to guarantees by the Borrower and/or one or more guarantors of the same indebtedness or obligations shall only be counted once.”

(I)           Schedule I to the Credit Agreement is amended by deleting same and substituting the attached Schedule I-1 which is incorporated herewith and made a part hereof.

Section 3.              Waivers. The Lenders hereby waive non-compliance with the following covenants:

(A)          Section 6.4 of the Credit Agreement, as in effect prior to the date of this Fifth Amendment, which requires the Borrower not to incur a net loss as at the end of each fiscal quarter for the rolling four quarters then ended to the extent that Borrower incurred a net loss of not more than $9,500,000 for the four fiscal quarters ended February 28, 2009.

(B)           Section 7.3 (vii) of the Credit Agreement, as in effect prior to the date of this Fifth Amendment, which requires that the aggregate amount of the Borrower’s and its Domestic Subsidiaries’ investments and loans to Foreign Subsidiaries shall not exceed $60,000,000 at any time, to the extent the aggregate of same was not more than $77,909,000 as at February 28, 2009.

(C)           Section 4.2 of the Credit Agreement, to the extent that the waivers contained in this Fifth Amendment were not in effect on the date of any extension of credit under the Credit Agreement prior to the date hereof.

Section 4.      (A)           Conditions Precedent. The amendments to the Credit Agreement set forth in Section 2 hereof and the waiver set forth in Section 3 hereof shall become effective, on the date of this Fifth Amendment, upon the execution and delivery of this Fifth Amendment by the Borrower, the Administrative Agent and each of the Required Lenders and the satisfaction of the following conditions:

(1)           Certified Copies and Other Documents.  The Administrative Agent shall have received certificates of an officer of the Borrower and each Guarantor dated the date of this Fifth Amendment certifying (x) no changes in their respective  certificates of incorporation or by-laws from the date of the Agreement or attaching copies of any amendments, (y) true and correct copies of resolutions adopted by the board of directors of the Borrower and each Guarantor(1) authorizing the borrowings and the other extensions of credit from the Lenders under the Agreement as amended hereby, the execution, delivery and performance by the Borrower and each Guarantor of this Fifth Amendment, and any related documents (2) approving forms in substantially execution form of this Fifth Amendment, and any related documents and (3) authorizing officers of the Borrower and each Guarantor to execute and deliver this Fifth Amendment, and any related documents, and (z) the incumbency and specimen signatures of the officers of the Borrower and each Guarantor executing any documents delivered to the Administrative Agent or a Lender by the Borrower and each Guarantor in connection herewith.

(2)           Approval of the Administrative Agent and Agent’s Counsel.   All other documents and legal matters in connection with the transactions contemplated by this Fifth Amendment shall be satisfactory in form and substance to the Administrative Agent and its counsel.

(B)         Conditions Subsequent. Within ninety (90) days of the date of this Fifth Amendment the Administrative Agent through its agents will cause to be conducted  a formal  inventory study or appraisal of the Borrower and its Domestic Subsidiaries inventory by a consultant satisfactory to the Administrative Agent at the Borrower’s sole cost and expense.  The Borrower and its Domestic Subsidiaries shall cooperate fully in such study in accordance with Section 5.1(11) hereof.

Section 5.            Representations and Warranties.  The Borrower represents and warrants to the Lenders that the representations and warranties set forth in the Credit Agreement and in the other Loan Documents are true and complete on the date of this Fifth Amendment and as if made on and as of the date hereof (or, if such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date) except for the representation contained in Section 3.2 of the Credit Agreement, to the extent that the net loss described in Section 3(A) of this Fifth Amendment could be deemed to be a breach of such representation.

Section 6.            Borrower’s Acknowledgments.  The Borrower acknowledges and agrees that the Borrower has no claims, counterclaims, offsets, or defenses to the Loan Documents and the performance of the Borrower’s obligations thereunder or if the Borrower did have any such claims, counterclaims, offsets or defenses to the Loan Documents or any transaction related to the Loan Documents, the same are hereby waived, relinquished and released in consideration of execution and delivery of this Fifth Amendment.

Section 7.            Acknowledgement of Guarantors.  The Guarantors acknowledge and consent to all of the terms and conditions of this Fifth Amendment and agree that this Fifth Amendment and all documents executed in connection herewith do not operate to reduce or discharge the Guarantors’ obligations under the Credit Agreement or the other Loan Documents.  The Guarantors further acknowledge and agree that the Guarantors have no claims, counterclaims, offsets, or defenses to the Loan Documents and the performance of the Guarantors’ obligations thereunder or if the Guarantors did have any such claims, counterclaims, offsets or defenses to the Loan Documents or any transaction related to the Loan Documents, the same are hereby waived, relinquished and released in consideration of execution and delivery of this Fifth Amendment.

Section 8.             Governing Law; Execution in Counterparts.  Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect.  This Fifth Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Fifth Amendment by signing any such counterpart.  This Fifth Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York (without regard to New York conflicts of laws principles).

Section 9.            Amendment Fee.  The Borrower agrees that in consideration for the Lenders executing this Fifth Amendment, it shall pay a fee (the “Amendment Fee”) to the Administrative Agent for the account of each Lender that executed and delivered this Fifth Amendment on or prior to 5:00 p.m. (New York City time) on April 27, 2009 (or such later time as the Borrower and the Administrative Agent shall agree) in an amount equal to $125,000.00 to be shared pro rata among the Lenders so executing and delivering this Fifth Amendment in proportion to their Revolving Credit Commitments.  The Amendment Fee shall be earned upon the effective date of this Fifth Amendment and shall be payable on April 28, 2009.

Section 10.          Expenses, etc.  The Borrower agrees to pay or reimburse the Administrative Agent for all reasonable out-of-pocket costs and expenses of the Administrative Agent (including, without limitation, the reasonable fees and expenses of Certilman Balin Adler & Hyman, LLP) in connection with the negotiation, preparation, execution and delivery of this Fifth Amendment and the transactions contemplated hereby.

Section 11.          Effective Date.  This Fifth Amendment is dated for convenience as of April 27, 2009 and shall be effective as of such date, on the delivery of an executed counterpart to the Borrower upon satisfaction of the conditions precedent contained in Section 3 hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to Credit Agreement to be duly executed and delivered by their duly authorized officers, all as of the day and year first above written.

Borrower:

NU HORIZONS ELECTRONICS CORP.

By:	/s/ Kurt Freudenberg
Kurt Freudenberg
Executive Vice President, Treasurer and
Chief Financial Officer

Guarantors:

NIC COMPONENTS CORP.

By:	/s/ Kurt Freudenberg
Kurt Freudenberg
Executive Vice President, Treasurer and
Chief Financial Officer

NU HORIZONS INTERNATIONAL CORP.

By:	/s/ Kurt Freudenberg
Kurt Freudenberg
Executive Vice President, Treasurer and
Chief Financial Officer

TITAN SUPPLY CHAIN SERVICES CORP.

By:	/s/ Kurt Freudenberg
Kurt Freudenberg
Executive Vice President, Treasurer and
Chief Financial Officer

RAZOR ELECTRONICS, INC.

By:	/s/ Kurt Freudenberg
Kurt Freudenberg
Executive Vice President, Treasurer and
Chief Financial Officer

NuXCHANGE B2B SERVICES, INC.

By:	/s/ Kurt Freudenberg
Kurt Freudenberg
Executive Vice President, Treasurer and
Chief Financial Officer

Administrative Agent:

CITIBANK, N.A.,
as Administrative Agent

By:	/s/ Stuart N. Berman
Stuart N. Berman
Vice President

Documentation Agent:

BANK OF AMERICA, N.A.,
as Documentation Agent

By:
Steven J. Melicharek
Senior Vice President

Syndication Agent:

JPMORGAN CHASE BANK, N.A.,
as Syndication Agent

By:
Alicia T. Schreibstein
Vice President

ISRAEL DISCOUNT BANK OF NEW YORK, as Syndication Agent

By:	/s/ Richard R. Tripaldi
Richard R. Tripaldi
Vice President

By:	/s/ David A. Acosta
Name:	David A. Acosta
Title:	Senior Vice President

Notice Addresses:	Lenders:

CITIBANK, N.A.	CITIBANK, N.A.
730 Veterans Memorial Highway
Hauppauge, NY 11788	By:	/s/ Stuart N. Berman
Stuart N. Berman
Vice President

ISRAEL DISCOUNT BANK OF NEW YORK	ISRAEL DISCOUNT BANK OF NEW YORK
511 Fifth Avenue
New York, NY 10017	By:	/s/ Richard R. Tripaldi
Richard R. Tripaldi
Vice President

By:	/s/ David A. Acosta
Name:	David A. Acosta
Title:	Senior Vice President

BANK OF AMERICA, N.A.	BANK OF AMERICA, N.A.
1185 Avenue of the Americas
New York, NY 10036	By:
Steven J. Melicharek
Senior Vice President

SOVEREIGN BANK	SOVEREIGN BANK
330 South Service Road
Melville, NY 11747	By:
Christine Gerula
Senior Vice President

HSBC BANK USA, NATIONAL	HSBC BANK USA, NATIONAL
ASSOCIATION	ASSOCIATION
534 Broad Hollow Road
Melville, NY 11747	By:	/s/ Brian S. Dossie
Brian S. Dossie
Vice President

CAPITAL ONE, N.A.,	CAPITAL ONE, N.A.,
275 Broadhollow Road	formerly known as North Fork Bank
Melville, NY 11747
	By:	/s/ Philip Davi
Philip Davi
Senior Vice President

BANK LEUMI USA	BANK LEUMI USA
562 Fifth Ave.
New York, NY 10036	By:	/s/ Fran Davis
Francine Davis
Vice President

	By:	/s/ Eric A. Halpern
Eric A. Halpern
Senior Vice President and Group Head

JPMORGAN CHASE BANK, N.A.	JPMORGAN CHASE BANK, N.A.
395 North Service Road, Floor 3
Melville, NY 11747	By:
Alicia T. Schreibstein
Vice President

NEW YORK COMMERCIAL BANK	NEW YORK COMMERCIAL BANK
1 Jericho Plaza
Jericho, NY 11753	By:	/s/ Robert T. Stratford, Jr.
Robert T. Stratford, Jr.
Senior Vice President

SCHEDULE I

Revolving Credit Commitments (Section 2.1)

Facility Amount: $120,000,000

Bank	Revolving Credit Commitment	Percentage of Total

Citibank, N.A	$24,000,000	20%

Israel Discount Bank of New York	$16,800,000	14%

Bank of America, N.A.	$15,600,000	13%

Sovereign Bank	$14,400,000	12%

HSBC Bank USA, National Association	$12,000,000	10%

Capital One, N.A.	$10,800,000	9%

Bank Leumi USA	$ 9,600,000	8%

JPMorgan Chase Bank, N.A.	$ 8,400,000	7%

New York Commercial Bank	$ 8,400,000	7%